PriceSmart Announces Third Quarter Results of Operations

San Diego, CA (July 5, 2017) - PriceSmart, Inc. (NASDAQ: PSMT) today announced its results of operations for the third quarter of fiscal year 2017 which ended on May 31, 2017.

For the third quarter of fiscal year 2017, net warehouse club sales increased 3.8% to $710.7 million from $684.5 million in the third quarter of fiscal year 2016. Total revenues for the third quarter of fiscal year 2017 were $730.3 million compared to $704.3 million in the comparable period of the prior year. The Company had 39 warehouse clubs in operation as of May 2017 compared to 38 warehouse clubs in operation as of May 2016.

The Company recorded operating income during the quarter of $27.6 million, as compared to operating income of $27.5 million in the prior year. Net income was $18.8 million, or $0.62 per diluted share, in the third quarter of fiscal year 2017 as compared to $16.8 million, or $0.55 per diluted share, in the third quarter of fiscal year 2016.

For the first nine months of fiscal year 2017, net warehouse club sales increased 3.0% to $2,199.1 million from $2,134.4 million in the first nine months of fiscal year 2016. Total revenues for the first nine months of the fiscal year 2017 increased 3.1% to $2,263.1 million from $2,194.1 million in the same period of the prior year. For the first nine months of fiscal year 2017, the Company recorded operating income of $105.4 million and net income of $70.9 million, or $2.34 per diluted share. During the nine month period in fiscal year 2016, the Company recorded operating income of $103.9 million and net income of $66.5 million, or $2.19 per diluted share.

PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00a.m. Pacific time) on Thursday, July 6, 2017, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing (877) 870-4263 toll free, or (412) 317-0790 for international callers and asking to join the PriceSmart, Inc. call. A digital replay will be available through July 13, 2017, following the conclusion of the call by dialing (877) 344-7529 for domestic callers, or (412) 317-0088 for international callers, and entering replay access code 10106771.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 39 warehouse clubs in 12 countries and one U.S. territory (seven in Colombia; six in Costa Rica; five in Panama; four in Trinidad; three each in Guatemala, the Dominican Republic and Honduras; two each in El Salvador and Nicaragua; and one each in Aruba, Barbados, Jamaica and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company's anticipated future revenues and earnings, adequacy of future cash flow, proposed warehouse club openings, the Company's performance relative to competitors, the outcome of tax proceedings and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “anticipated,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: our financial performance is dependent on international operations, which exposes us to various risks; any failure by us to manage our widely dispersed operations could adversely affect our business; we face significant competition; future sales growth depends, in part, on our ability to successfully open new warehouse clubs and grow sales in our existing locations; we might not identify in a timely manner or effectively respond to changes in consumer preferences for merchandise, which could adversely affect our relationship  with  members,  demand  for  our products and market share; although we have begun to offer limited online shopping to our members, our sales could be adversely affected if one or more major international online retailers were to enter our markets or if other competitors were to offer a superior online experience; our profitability is vulnerable to cost increases; we face difficulties in the shipment of and risks inherent in the importation of, merchandise to our warehouse clubs; we are exposed to weather and other natural disaster risks that might not be adequately compensated by insurance; general economic conditions could adversely impact our business in various respects; our failure to maintain our brand and reputation could adversely affect our results of operations; we are subject to risks associated with possible changes in our relationships with third parties with which we do business, as well as the performance of such third parties; we rely extensively on computer systems to process transactions, summarize results and manage our business, and failure to adequately maintain our systems and disruptions in our systems could harm our business and adversely affect  our results of operations; we could be subject to additional tax liabilities or subject to reserves on the recoverability of tax receivables; a few of our stockholders own approximately 25.3% of our voting stock as of August 31, 2016, which may make it difficult to complete some corporate transactions without their support and may impede a change in control; failure to attract and retain qualified employees, increases in wage and benefit costs, changes in laws and other labor issues could materially adversely affect our financial performance; we face the possibility of operational interruptions related to union work stoppages; we are subject to volatility in foreign currency exchange rates and limits on our ability to convert foreign currencies into U.S. dollars; we face the risk of exposure to product liability claims, a product recall and adverse publicity; any failure to maintain the security of the information relating to our company, members, employees and vendors that we hold, whether as a result of cybersecurity attacks on our information systems, failure of internal controls, employee negligence or malfeasance or otherwise, could damage our reputation with members, employees,  vendors and others, could disrupt our operations, could cause us to incur substantial additional costs and to become subject to litigation and could materially adversely affect our operating results; we are subject to payment related risks; changes in accounting standards and assumptions, projections, estimates and judgments by management related to complex accounting matters could significantly affect our financial condition and results of operations; we face compliance risks related to our international  operations; if remediation costs or hazardous substance contamination  levels at certain properties for which we maintain financial responsibility exceed management's current expectations, our financial condition and results of operations could be adversely impacted. The risks described above as well as the other risks  detailed  in the Company's U.S. Securities and Exchange Commission (“SEC”)  reports,  including the Company's Annual Report on Form 10- K filed for the fiscal year ended August 31, 2016 filed on October 27, 2016 pursuant to the Securities Exchange Act of 1934. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact John M. Heffner, Principal Financial Officer and Principal Accounting

Officer (858) 404-8826.

PRICESMART, INC.

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED—AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Nine Months Ended
	May 31,	May 31,	May 31,	May 31,
	2017	2016	2017	2016
Revenues:
Net warehouse club sales	$710,699	$684,547	$2,199,051	$2,134,365
Export sales	6,475	7,091	25,381	21,872
Membership income	12,038	11,475	35,581	34,226
Other income	1,046	1,149	3,113	3,661
Total revenues	730,258	704,262	2,263,126	2,194,124
Operating expenses:
Cost of goods sold:
Net warehouse club	611,455	590,500	1,879,747	1,832,183
Export	6,143	6,742	24,085	20,799
Selling, general and administrative:
Warehouse club operations	67,754	62,745	200,964	188,348
General and administrative	16,907	16,439	51,921	48,086
Pre-opening expenses	9	13	(104)	389
Loss/(gain) on disposal of assets	364	334	1,106	399
Total operating expenses	702,632	676,773	2,157,719	2,090,204
Operating income	27,626	27,489	105,407	103,920
Other income (expense):
Interest income	392	322	1,443	780
Interest expense	(1,828)	(1,571)	(5,126)	(4,480)
Other income (expense), net	1,101	(222)	1,088	(1,018)
Total other income (expense)	(335)	(1,471)	(2,595)	(4,718)
Income before provision for income taxes and income (loss) of unconsolidated affiliates	27,291	26,018	102,812	99,202
Provision for income taxes	(8,459)	(9,168)	(31,885)	(33,113)
Income (loss) of unconsolidated affiliates	6	(13)	(1)	362
Net income	18,838	$16,837	$70,926	66,451
Net income per share available for distribution:
Basic net income per share	$0.62	$0.55	$2.34	$2.19
Diluted net income per share	$0.62	$0.55	$2.34	$2.19
Shares used in per share computations:
Basic	30,043	29,951	30,010	29,918
Diluted	30,045	29,955	30,014	29,923
Dividends per share	$—	$—	$0.70	$0.70

PRICESMART, INC.

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	May 31,
	2017	August 31,
	(Unaudited)	2016
ASSETS
Current Assets:
Cash and cash equivalents	$192,106	$199,522
Short-term restricted cash	816	518
Receivables, net of allowance for doubtful accounts of $7 as of May 31, 2017 and August 31, 2016, respectively	6,591	7,464
Merchandise inventories	279,417	282,907
Prepaid expenses and other current assets (includes $3 and $34 as of May 31, 2017 and August 31, 2016, respectively, for the fair value of foreign currency forward contracts)	21,805	22,143
Total current assets	500,735	512,554
Long-term restricted cash	2,765	2,676
Property and equipment, net	533,157	473,045
Goodwill	35,632	35,637
Deferred tax assets	13,893	12,258
Other non-current assets (includes $2,679 and $3,224 as of May 31, 2017 and August 31, 2016, respectively, for the fair value of derivative instruments)	46,928	49,798
Investment in unconsolidated affiliates	10,766	10,767
Total Assets	$1,143,876	$1,096,735
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$—	$16,534
Accounts payable	233,226	267,173
Accrued salaries and benefits	20,664	19,606
Deferred membership income	22,346	20,920
Income taxes payable	5,257	4,226
Other accrued expenses (includes $400 and $144 as of May 31, 2017 and August 31, 2016, respectively, for the fair value of foreign currency forward contracts)	20,788	24,880
Dividends payable	10,643	—
Long-term debt, current portion	20,376	14,565
Total current liabilities	333,300	367,904
Deferred tax liability	1,472	1,760
Long-term portion of deferred rent	8,890	8,961
Long-term income taxes payable, net of current portion	801	970
Long-term debt, net of current portion	104,338	73,542
Other long-term liabilities (includes $600 and $1,514 for the fair value of derivative instruments and $4,806 and $4,013 for post employment plans as of May 31, 2017 and August 31, 2016, respectively)	5,688	5,527
Total Liabilities	454,489	458,664

Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 31,258,752 and 31,237,658 shares issued and 30,398,239 and 30,401,307 shares outstanding (net of treasury shares) as of May 31, 2017 and August 31, 2016, respectively	3	3
Additional paid-in capital	420,130	412,369
Tax benefit from stock-based compensation	11,552	11,321
Accumulated other comprehensive loss	(108,258)	(103,951)
Retained earnings	400,702	351,060
Less: treasury stock at cost, 860,513 shares and 836,351 shares as of May 31, 2017 and August 31, 2016, respectively	(34,742)	(32,731)
Total Equity	689,387	638,071
Total Liabilities and Equity	$1,143,876	$1,096,735